Exhibit 10.81

CONVERTIBLE NOTE

June 30, 2008

Plymouth Meeting, PA, USA	$2,132,865

FOR VALUE RECEIVED, the undersigned, LITHIUM TECHNOLOGY CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the “Borrower”), promises to pay FIDESSA ASSET MANAGEMENT S.A. (the “Holder”) 16, rue Jean-Pierre Brasseur, L-1258 Luxembourg or other address as the Holder shall specify in writing, the principal sum of two million one hundred thirty two thousand eight hundred sixty five (U.S.) Dollars ($2,132,865) (1,350,000 euros) and will be payable pursuant to the following terms:

INTEREST RATE: The principal amount of this Promissory Note (the “Note”) shall accrue interest at an annual rate of 10%.

PAYMENT TERMS. The Borrower shall pay all amounts due hereunder (including principal and accrued interest) on June 29, 2011 (the “Maturity Date”).

PLACE FOR PAYMENT. Borrower promises to pay to the order of Holder at the place for payment and according to the terms for payment the principal amount plus interest at the rates stated above. All unpaid amounts shall be due by the final scheduled payment date.

OPTIONAL CONVERSION BY THE HOLDER. The Holder is entitled, at his option, to convert, at any time and from time to time, until the Maturity Date, all the principal amount of the Note, plus accrued interest, into shares (the “Conversion Shares”) of the Company’s common stock, par value $.001 per share (“Common Stock”), at the price per share (the “Conversion Price”) equal to ten cents($0.10) per share (the “Fixed Price”). To convert this Note, the Holder hereof shall deliver written notice thereof, substantially in the form of Exhibit “A” to this Note, with appropriate insertions (the “Conversion Notice”), to the Company at its address as set forth herein. The date upon which the conversion shall be effective (the “Conversion Date”) shall be deemed to be the date set forth in the Conversion Notice.

DEFAULT AND ACCELERATION CLAUSE. If Borrower defaults in the payment of this Note or in the performance of any obligation, and the default continues after Holder gives Borrower notice of the default and the time within which it must be cured, as may be required by law or written agreement, then Holder may declare the unpaid principal balance and earned interest on this Note immediately due. Borrower and each surety, endorser, and guarantor waive all demands for payment, presentation for payment, notices of intentions to accelerate maturity, notices of acceleration of maturity, protests, and notices of protest, to the extent permitted by law.

INTEREST ON PAST DUE INSTALLMENTS AND CHARGES. All past due installments of principal and/or interest and/or all other past-due incurred charges shall bear interest after maturity at the maximum amount of interest permitted by the Laws of the State of Delaware until paid. Failure by Borrower to remit any payment by the 15th day following the date that such payment is due entitles the Holder hereof to declare the entire principal and accrued interest immediately due and payable. Holder’s forbearance in enforcing a right or remedy as set forth herein shall not be deemed a waiver of said right or remedy for a subsequent cause, breach or default of the Borrower’s obligations herein.

INTEREST. Interest on this Note shall accrue and paid on Maturity or upon conversion of the Note into Common Stock. Interest on this debt evidenced by this Note shall not exceed the maximum amount of non-usurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of the maximum shall be credited on the principal of the debt or, if that has been paid, refunded. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal of the debt or, if the principal of the debt has been paid, refunded. This provision overrides other provisions in this instrument (and any other instruments) concerning this debt.

SECURED NATURE OF THE NOTE. This Debenture is secured by fifty million (50,000,000) common shares of the Borrower.

FORM OF PAYMENT. Any check, draft, Money Order, or other instrument given in payment of all or any portion hereof may be accepted by the Holder and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of the holder hereof except to the extent that actual cash proceeds of such instruments are unconditionally received by the Holder and applied to this indebtedness in the manner elsewhere herein provided.

ATTORNEY’S FEES. If this Note is given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if it is collected or enforced through probate, bankruptcy, or other judicial proceeding, then Borrower shall pay Holder all costs of collection and enforcement, including reasonable attorney’s fees and court costs in addition to other amounts due.

SEVERABILITY. If any provision of this Note or the application thereof shall, for any reason and to any extent, be invalid or unenforceable, neither the remainder of this Note nor the application of the provision to other persons, entities or circumstances shall be affected thereby, but instead shall be enforced to the maximum extent permitted by law.

BINDING EFFECT. The covenants, obligations and conditions herein contained shall be binding on and inure to the benefit of the heirs, legal representatives, and assigns of the parties hereto.

DESCRIPTIVE HEADINGS. The descriptive headings used herein are for convenience of reference only and they are not intended to have any effect whatsoever in determining the rights or obligations under this Note.

CONSTRUCTION. The pronouns used herein shall include, where appropriate, either gender or both, singular and plural.

GOVERNING LAW. This Note shall be governed, construed and interpreted by, through and under the Laws of the State of Delaware.

Borrower is responsible for all obligations represented by this Note.

EXECUTED 30th day of June, 2008.

LITHIUM TECHNOLOGY CORPORATION

By:	Amir Elbaz
Its:	Executive Vice President & Chief Financial Officer

Agreed:

FIDESSA ASSET MANAGEMENT S.A.

By:
Its:

EXHIBIT “A”

NOTICE OF CONVERSION

(To be executed by the Holder in order to Convert the Note)

TO:

The undersigned hereby irrevocably elects to convert $             of the principal amount and accrued interest of the above Note into Shares of Common Stock of Lithium Technology Corporation, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Applicable Conversion Price:

Signature:

Name:

Address:

Amount to be converted:	$

Amount of Note unconverted:	$

Conversion Price per share:	$

Number of shares of Common Stock to be issued:

Please issue the shares of Common Stock in the following name and to the following address:

Issue to:

Authorized Signature:

Name:

Title:

Phone Number:

Broker DTC Participant Code:

Account Number: